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Exhibit 10.41

AMENDMENT NO. 8 TO LOAN AGREEMENT

        THIS AMENDMENT NO. 8 TO LOAN AGREEMENT (this "Amendment"), dated and effective as of January 27, 2009, is entered into by and between Union Bank, N.A. (formerly known as Union Bank of California, N.A.; "Bank") and Crocs, Inc., a Delaware corporation ("Borrower"), with reference to the following facts:

RECITALS

        A.    Borrower and Bank are parties to that certain Loan Agreement, dated as of May 8, 2007 (as heretofore amended, the "Loan Agreement"), pursuant to which Bank has provided Borrower with certain credit facilities.

        B.    Borrower has requested that Bank amend the Loan Agreement as set forth below.

        C.    Bank is willing to grant such amendment on the terms and conditions set forth below.

        NOW THEREFORE, in consideration of the amendment and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

        1.     Initially capitalized terms used in this Amendment (including without limitation in the recitals hereto) without definition shall have the respective meanings given thereto in the Loan Agreement.

        2.     Notwithstanding any provision of the Loan Agreement to the contrary, Bank hereby consents to the execution, delivery and performance by Borrower of that certain Security Agreement: Specific Rights to Payment (the "Security Agreement") by and between Borrower and Wells Fargo Bank, National Association, dated as of January             , 2009. Notwithstanding the foregoing, Bank shall not be deemed to release its security interest in the Collateral, as defined in the Security Agreement, which is expressly retained.

        3.     Sections (vi) and (vii) of paragraph 4 of that certain Amendment No. 5 to Loan Agreement by and between Borrower and Bank dated as of September 30, 2008, hereby are amended and restated in their entireties to read as follows:

          "(vi) to provide Bank, by Wednesday of each week for the preceding week, with a weekly borrowing base certificate based upon the advance rates disclosed in section (iv), above, and

          (vii) to provide Bank, by Wednesday of each week for the preceding week, with a weekly reconciliation of actual cash balances to the projected weekly cash flow statement as required in section (v), above."

        4.     The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

          (a)   Bank shall have received an original of this Amendment, duly executed by Borrower;; and

          (b)   Borrower shall have paid Bank all legal fees and expenses incurred in connection with this Amendment, which may be debited from any of Borrower's accounts with Bank.

        5.     All representations and warranties made in the Loan Agreement or in any other documents or instruments relating thereto, including without limitation any Loan Documents furnished in connection with this Amendment, after giving effect to this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and nothing shall affect the representations and warranties or the right of Bank to rely thereon.

        6.     Borrower is not aware of any events which now constitute, or with the passage of time or the giving of notice, or both, would constitute, an Event of Default under the Loan Agreement as amended by this Amendment.

        7.     The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of this Amendment, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

        8.     The Loan Agreement and the other Loan Documents remain in full force and effect and Borrower herby ratifies and confirms its agreements and covenants contained therein. Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default exists as of the date hereof.

        9.     Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        10.   THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

        11.   This Amendment is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns; provided that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

        12.   This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

        13.   THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN BANK AND BORROWER AS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND BORROWER.

[Balance of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the parties hereto have entered into this Amendment by their respective duly authorized officers as of the date first above written.

CROCS, INC.

By:	/s/ RUSS HAMMER
Printed Name:	Russ Hammer
Title:	CFO

UNION BANK, N.A.

By:	/s/ MICHAEL J. CAMPBELL
Printed Name:	Michael J. Campbell
Title:	Vice President

[Signature Page to Amendment No. 8 to Loan Agreement]

Acknowledged and Agreed:

JPMORGAN CHASE BANK, NA

By:	/s/ DAVID ERICSON
Printed Name:	David Ericson
Title:	Senior Vice President

[Acknowledgement Page to Amendment No. 8 to Loan Agreement]

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  Exhibit 10.41